UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2019 (July 10, 2019)

XYNOMIC PHARMACEUTICALS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38120	83-4696467
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 3306, K. Wah Centre, 1010 Middle Huaihai Road, Shanghai, China	200031
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: +86 21 54180212

Bison Capital Acquisition Corp.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share.	XYN	The NASDAQ Stock Market LLC

Warrants to purchase shares of Common Stock	XYNPW	The NASDAQ Stock Market LLC

Item 1.01.	Entry into a Material Definitive Agreement

On or about July 10, 2019, Xynomic Pharmaceuticals Holdings, Inc. (the “Company”) entered into certain Securities Purchase Agreement (the “SPA”) with certain “accredited investors” as defined in Rule 501(a) of Regulation D as promulgated under the Securities Act of 1933, as amended (the “Securities Act”) (the “Purchasers”), pursuant to which the Company agreed to sell to such Purchasers an aggregate of approximate USD$10 million of units (the “Units”) of the Company, at a purchase price of USD$3.80 per Unit (subject to adjustment) (the “Offering”). Each Unit consists of one share of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) and one-half warrant (the “Warrant”). Each whole Warrant can be exercised to purchase one share of the Company Stock at $7.00 per share and shall expire in three (3) years of the issuance, and have the rights and preference set forth in certain Warrant Agreement. Furthermore, the SPA provides, among other terms, a maximum offering in an aggregate of $15 million with the first closing of a minimum of $5 million upon delivery of the closing conditions set forth in the SPA, provided that no closing shall occur after September 30, 2019 subject to certain exception.

The Units, the shares of Common Stock underlying the Units (the “Unit Shares”), the Warrants issued in the Offering, and shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”), are exempt from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D.

The proceeds of this Offering will be used for working capital and general corporate purposes.

The SPA also contains customary representation and warranties of the Company and the Purchasers, indemnification obligations of the Company, termination provisions, and other obligations and rights of the parties. Additionally, we anticipate that the Purchasers will enter into a lock-up agreement at the closing pursuant to which that they would agree not to sell or otherwise transfer or dispose the Units, Unit Shares, Warrants, or Warrant Shares during the six-month period commencing on the earlier of the effective date of a registration statement in connection with the first follow-on public offering after the date of the SPA or the issuance date of the Units.

The Form of the SPA and the Form of the Warrants are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively; and such documents are incorporated herein by reference. The foregoing is only a brief description of the material terms of the SPA and the Warrants, and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibits.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement by and among the Company and the Purchasers

10.2	Form of Warrants

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XYNOMIC PHARMACEUTICALS HOLDINGS, INC

Date: July 11, 2019	By:	/s/ Yinglin Mark Xu
Yinglin Mark Xu
Chairman of the Board, Chief Executive Officer, President and Interim Chief Financial Officer

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